Exhibit 99.1
IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA

In re:	)	Case No. 10-82436
)
PROFESSIONAL VETERINARY	)
PRODUCTS, LTD, A NEBRASKA	)	CHAPTER 11
CORPORATION,	)
)
Debtor,	)
)

In re:	)	Case No. 10-82438
)
EXACT LOGISTICS, LLC,	)
	)	CHAPTER 11
Debtor,	)
)
)
)

In re:	)	Case No. 10-82437
)
PROCONN, LLC,	)
	)	CHAPTER 11
Debtor,	)
)
)
)
)

MONTHLY OPERATING REPORT FOR THE PERIOD
02/01/2011 THROUGH 02/28/2011
I CERTIFY UNDER PENALTY OF PERJURY THAT THE FOLLOWING CONSOLIDATED OPERATING REPORT, CONSISTING OF ONE (1) PAGE IS TRUE AND CORRECT.

Date Submitted 3/9/11	/s/ Vicky Winkler
Vicky Winkler, President/CEO

IN THE UNITED STATES BANKRUPTCY COURT
FOR THE DISTRICT OF NEBRASKA
CASE NAME: Summary Report for Professional Veterinary Products, LTD; Exact Logistics, LLC; ProConn, LLC
CASE NO.: 10-82436; 10-82438; 10-82437
Summary of Cash Receipts and Disbursements For The Above Noted Entity
For Period February 1-28, 2011

	Wells Fargo	FNBO	JP Morgan	Fulton Bank	Total
BEGINNING BALANCE (1/31/11)	$364,986.41	$6,054,287.89	$60,000.00	$0.00	$6,479,274.30

RECEIPTS:
1. Receipts from AR Collections	0.00	146,405.97	0.00	0.00	146,405.97
2. Receipts from Bulk Sale of Inventory	0.00	0.00	0.00	0.00	0.00
3. Receipts from Insurance Policies	0.00	2,882,362.89	0.00	0.00	2,882,362.89
4. Receipts from Sale of De Minimis Assets	0.00	0.00	0.00	0.00	0.00
5. Receipts from Sale of Fixed Assets	0.00	0.00	0.00	0.00	0.00
6. Other Receipts	0.00	1,853,042.18	0.00	0.00	1,853,042.18

TOTAL RECEIPTS	0.00	4,881,811.04	0.00	0.00	4,881,811.04

TRANSFERS:	(344,986.41)	342,601.63	2,384.78	0.00	0.00

DISBURSEMENTS:
3. Line of credit Wells Fargo	0.00	0.00	0.00	0.00	0.00

4. Payments to Officers and Directors:
a. Officers	0.00	8,923.08	0.00	0.00	8,923.08
b. Directors	0.00	0.00	0.00	0.00	0.00

Subtotal — payments to Officers and Directors	0.00	8,923.08	0.00	0.00	8,923.08

5. Taxes — personnel
a. Federal Income Tax	0.00	2,530.68	0.00	0.00	2,530.68
b. FICA withholdings	0.00	1,602.78	0.00	0.00	1,602.78
c. Medicare	0.00	446.96	0.00	0.00	446.96
d. Federal Unemployment	0.00	32.03	0.00	0.00	32.03
e. State Income Tax	0.00	805.65	0.00	0.00	805.65
f. State Unemployment	(220.09)	490.22	0.00	0.00	270.13
g. State Unemployment/Disability	0.00	0.00	0.00	0.00	0.00
h. Local Income Tax	0.00	0.00	0.00	0.00	0.00

Subtotal — taxes	(220.09)	5,908.32	0.00	0.00	5,688.23

6. Necessary expenses:
Inventory purchases	0.00	0.00	0.00	0.00	0.00
Freight and supplies	0.00	0.00	0.00	0.00	0.00
Wages, ETO, Commissions, Incentives, Fees	0.00	5,217.16	0.00	0.00	5,217.16
Benefits	0.00	0.00	2,384.78	0.00	2,384.78
Professional and Trustee Fees	0.00	19,813.48	0.00	0.00	19,813.48
Credit card fees	0.00	0.00	0.00	0.00	0.00
Bayer escrow	0.00	0.00	0.00	0.00	0.00
Payment of Sales Taxes	0.00	0.00	0.00	0.00	0.00
Building Expenses	0.00	3,481.04	0.00	0.00	3,481.04
Building Lease	0.00	0.00	0.00	0.00	0.00
Equipment Leases and Expenses	0.00	0.00	0.00	0.00	0.00
Utilities Expense	0.00	8,315.57	0.00	0.00	8,315.57
Utilities Deposit	0.00	0.00	0.00	0.00	0.00
Insurance	0.00	0.00	0.00	0.00	0.00
Real Estate & Personal Property Taxes	0.00	0.00	0.00	0.00	0.00
Accounting and Tax Fees	0.00	0.00	0.00	0.00	0.00
Wells Fargo Escrow	0.00	0.00	0.00	0.00	0.00
Bank Fees/Interest	1,468.58	15.02	0.00	0.00	1,483.60
Misc. G&A and Other fees	0.00	26,027.52	0.00	0.00	26,027.52

Subtotal — necessary expenses	1,468.58	62,869.79	2,384.78	0.00	66,723.15

TOTAL DISBURSEMENTS	1,248.49	77,701.19	2,384.78	0.00	81,334.46

NET CASH FLOW	(346,234.90)	5,146,711.48	0.00	0.00	4,800,476.58

ENDING BANK BALANCE (2/28/11)	$18,751.51	$11,200,999.37	$60,000.00	$0.00	$11,279,750.88

BANK BALANCES Per Bank Statement	$18,751.51	$11,200,999.37	$60,000.00	$0.00	$11,279,750.88